                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                          THE SALOMON BROTHERS FUND INC

                  THE SALOMON BROTHERS FUND INC, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the 'Corporation'), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                  FIRST: The Charter of the Corporation is hereby amended and restated in its entirety to read as follows:

                          THE SALOMON BROTHERS FUND INC
                       RESTATED ARTICLES OF INCORPORATION

THIS IS TO CERTIFY:

                  FIRST: The name of the corporation is THE SALOMON BROTHERS FUND INC.

                  SECOND: The post_office address of the principal office of the corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the corporation in the State of Maryland is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post_office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

                  THIRD: The nature of the business or objects or purposes to be transacted, promoted or carried on by the corporation are as follows:

                  To underwrite, purchase, acquire, hold, pledge, hypothecate, exchange, sell, contract to sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, stocks, bonds and other evidences of indebtedness and obligations of any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, and evidences of any interest in respect of any such stocks, bonds and other evidences of indebtedness and obligations; to issue in exchange therefor its own stocks, bonds or other obligations; and, while the owner or holder of any such, to exercise all the rights, powers and privileges of ownership in respect thereof; and, to the extent now or hereafter permitted by law, to aid by loan, subsidy, guaranty or otherwise those issuing, creating or responsible for any such stocks, bonds or other evidences of indebtedness or obligations or evidences of any interest in respect thereof.

                  To purchase acquire, hold, mortgage, pledge, hypothecate, exchange, sell, deal in and dispose of, alone or in syndicates or otherwise in conjunction with others, commodities and other personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.






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                                                                               2


                  To engage in any mercantile, manufacturing or trading business of any kind or character whatsoever, within or without the State of Maryland, and to do all things incidental to any such business; to cause to be formed, merged or reorganized or liquidated, and to promote, take charge of and aid in any way permitted by law the formation, merger, reorganization or liquidation of, any corporation, association or entity in the United States or abroad.

                  To enter into any lawful arrangements for sharing profits, union of interest, reciprocal concession or cooperation, with any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which the corporation is authorized to carry on or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of the corporation.

                  To act in any and all parts of the world in any capacity whatsoever as financial, commercial or business agent or representative, general or special, for domestic and foreign corporations, associations, partnerships, syndicates, entities, persons, governments, municipalities and other public bodies.

                  To make, enter into and carry out any arrangements with any domestic or foreign governmental, municipal or public authority or with any corporation, association, partnership, syndicate, entity or person, domestic or foreign, to obtain therefrom or otherwise to acquire by purchase, lease, assignment or otherwise any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; to acquire, hold, own, exercise, exploit, dispose of and realize upon the same, and to undertake and prosecute any business dependent thereon; and to promote, cause to be formed and aid in any way any corporation, association, partnership, syndicate or entity for any such purposes.

                  To acquire, hold, use, sell, assign, lease and grant licenses or sub-licenses in respect of, pledge or otherwise dispose of, letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, processes, copyrights, trademarks and trade names relating to or useful in connection with any business of the corporation.

                  To enter into, make, perform and carry out or cancel and rescind contracts for any lawful purposes pertaining to its business with any person, entity, syndicate, partnership, association, corporation or governmental, municipal or public authority, domestic or foreign.

                  To acquire all or any part of the good will, rights, property and business of any person, entity, partnership, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has power to conduct, to pay for the same in cash or in stock, bonds or other obligations of the corporation or otherwise, to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired, and to assume in connection therewith any liabilities of any such person, entity, partnership, association or corporation and conduct in any lawful manner the whole or any part of the business thus acquired.

                  To make any guaranty respecting stocks, dividends, securities, indebtedness, interest, contracts or other obligations so far as the same may be permitted to be done by a corporation organized under the laws of the State of Maryland.

                  To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non_negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes.

                  To loan its uninvested funds and/or surplus from time to time to such extent as the corporation may deem advisable in call and/or in time loans, upon such security, if any, as the Board of Directors may determine.

                  To purchase, hold, sell, transfer, reissue or cancel the shares of its own capital stock or any securities or other obligations of the corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Maryland; provided that the corporation shall not use its funds or other assets for the purchase of its own shares of stock when such use would cause any impairment of the capital of the corporation, and provided further that shares of its own capital stock belonging to the corporation shall not be voted directly or indirectly.

                  In general, to carry on any business not contrary to the laws of the State of Maryland and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations formed thereunder; and to do any and all of the acts and things herein set forth to the same extent as natural persons could do, and in any part of the world, as principal, factor, agent, contractor, trustee or otherwise, either alone or in company with any person, entity, syndicate, partnership, association or corporation; to establish and maintain offices and agencies within, and anywhere outside of, the State of Maryland; and to exercise all or any of its corporate powers and rights in the State of Maryland and in any and all other states, territories, districts, colonies, possessions or dependencies of the United States of America and in any foreign countries.

                  To do everything necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein set forth and to do every other act and thing incidental thereto or connected therewith, provided the same be not forbidden by the laws of the State of Maryland.






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                                                                               4


                  The foregoing clauses shall be construed as powers as well as objects and purposes, and the matters expressed in each clause shall, except if otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause, but shall be regarded as independent objects, purposes and powers; and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

                  The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of this character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                  FOURTH: The total number of shares of stock which the corporation shall have authority to issue is one hundred million (100,000,000), all of which are to be of the par value of One Dollar ($1.00) per share and of one class.

                  No holder of stock of the corporation shall be entitled as such, as a matter of right, to subscribe for or receive any part of any new or additional issue of stock of the corporation of any class, whether now or hereafter authorized and whether issued for money or for a consideration other than money or by way of dividend, or of any issue of securities convertible into stock.

                  FIFTH: The number of directors of the corporation shall be twenty_one (21) which number may be increased or decreased from time to time pursuant to the by_laws of the corporation, but shall never be less than three
(3). The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are: Henry R. Breck, Robert
H. Buckles, John S. Bugas, Charles F. Fogarty, James W. Glanville, F. Warren Hellman, James M. Hester, C. Charles Hetzel, George H. Heyman, Jr., Ian K. MacGregor, John M. Martin, Alexander N. McFarlane, Alvin W. Pearson, Peter G. Peterson, John W. Reavis, Adelaide M. Schlafly, William T. Seawell, Lewis P. Seiler, F. Ritter Shumway, Gerald H. Trautman and Frazar B. Wilde.

                  SIXTH: The corporation is to have perpetual existence.

                  SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatsoever.

                  EIGHTH: All corporate powers of the corporation shall be exercised by or under the authority of the Board of Directors except as otherwise provided by law. If the by_laws of the corporation so provide, the Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions or in the by_laws of the corporation, and except as otherwise provided by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

                  The stockholders and the directors may hold their meetings and have an office or offices outside of the State of Maryland if the by_laws so provide.

                  None of the directors need be a stockholder of the corporation or a resident of the State of Maryland.

                  Subject to any limitations herein or that may be imposed by the stockholders, the Board of Directors may make by_laws and from time to time may alter, amend or repeal any by_laws, but any by_laws made by the Board of Directors or the stockholders may be altered, amended or repealed by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment or repeal is included in the notice of such special meeting.

                  The Board of Directors shall have power from time to time to fix the amount to be reserved by the corporation over and above its capital stock paid in and to fix and determine and to vary the amount of the working capital of the corporation, and to direct and determine the use and disposition of the working capital and of any surplus or net profits over and above the capital stock paid in.

                  The Board of Directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

                  The Board of Directors may from time to time establish, reestablish, amend, alter or repeal and may put into effect and carry out such a plan or plans as may from time to time be approved by it for the distribution among or sale to the officers and employees of the corporation, or any of them, in addition to their regular salaries or wages, of any moneys or other property of the corporation, or of any shares of stock of the corporation, of any class, in consideration for or in recognition of the services rendered by such officers and employees.

                  The Board of Directors may from time to time create and issue whether or not in connection with the issue and sale of any shares of stock or other securities of the corporation, rights or options entitling the holders thereof to purchase from the corporation any shares of its capital stock of any class or classes, such rights or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices at which any such shares may be purchased from the corporation upon the exercise of any such rights or options shall be such as shall be fixed and stated in a resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options, and, in every case, set forth or incorporated by reference in the instrument or instruments evidencing such rights or options.

                  The Board of Directors from time to time shall determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the corporation except as conferred by statute or as authorized by resolution of the Board of Directors.

                  Any contract, transaction or act of the corporation or of the Board of Directors which shall be ratified by the holders of a majority of the stock entitled to vote at any annual meeting or at any special meeting called for that purpose, shall be as valid and binding as though ratified by every stockholder of the corporation; provided, however, that any failure to submit any such contract, transaction or act to the stockholders for approval or ratification or any failure of the stockholders to approve or ratify such contract, transaction or act, when submitted, shall not be deemed in any way to invalidate the same or to deprive the corporation, its directors or officers of their right to proceed with such contract, transaction or action.

                  NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in these articles in the manner now or hereafter prescribed by statute, including any amendment which alters the contract rights, as expressly set forth in these Articles, of any outstanding stock; and all rights herein conferred upon the stockholders are granted subject to this reservation.

                  TENTH: Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon; except that the vote of two_thirds of the outstanding shares of each such class of stock entitled to be cast shall be necessary to authorize any of the following actions: (i) a merger or consolidation of the corporation (in which the corporation is not the surviving corporation) with (a) an open_end investment company or (b) a closed_end investment company unless such closed_end investment company's Articles of Incorporation require a two_thirds or greater vote of each class of such company's stock entitled to be cast to approve the types of transactions covered by clauses (i) through (iv) of this exception to Article Tenth of these Articles; (ii) the dissolution of the corporation; (iii) the sale of all or substantially all of the assets of the corporation to any person (as such term is defined in the Investment Company Act of 1940); or (iv) any amendment to these Articles which makes any class of the corporation's stock a redeemable security (as such term is defined in the Investment Company Act of 1940) or reduces the two_thirds vote required to authorize the actions listed in this paragraph.

                  ELEVENTH: The corporation shall indemnify (a) its directors and officers, whether serving the corporation or at its request any other entity, to the fullest extent required or permitted by the laws of the State of Maryland now or hereafter in force and the Investment Company Act of 1940, including the advance of expenses under the procedures required, and to the fullest extent permitted, by law and (b) other employees and agents to such extent as shall be authorized by the Board of Directors or provided by the Corporation's by_laws or by contract and permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors








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                                                                               7


may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by_laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Articles or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                  TWELFTH: To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages, except to the extent such exemption from liability or limitation thereof is not permitted by the Investment Company Act of 1940. No amendment of these Articles or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                            ------------------------

                  SECOND: These provisions hereinabove are all the provisions of the Charter of the Corporation currently in effect.

                  THIRD: The amendment does not increase the authorized stock of the Corporation.

                  FOURTH: The foregoing amendment and restatement to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

                  FIFTH: The current address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name and address of the Corporation's current resident agent are The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The number of Directors of the Corporation is ten and the names of the Directors currently in office are Charles F. Barber, Andrew L. Breech, Thomas W. Brock, Carol L. Colman, William
R. Dill, Michael S. Hyland, Clifford M. Kirtland, Jr., Robert W. Lawless, Louis
P. Mattis and Thomas F. Schlafly.

                  SIXTH: The foregoing amendment and restatement to the Charter of the Corporation will become effective on May 9, 1997.

                  IN WITNESS WHEREOF, SALOMON BROTHERS FUND INC has caused these present to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 29, 1997.



                                       SALOMON BROTHERS FUND INC



                                       By /s/ Michael S. Hyland
                                         ---------------------------------------
                                       Name:  Michael S. Hyland
                                       Title: President


Witness:



By /s/ Jennifer G. Muzzey
   ---------------------------------------
Name:  Jennifer G. Muzzey
Title: Secretary



                  THE UNDERSIGNED, President of SALOMON BROTHERS FUND INC, who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of the Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.




                                       By /s/ Michael S. Hyland
                                         ---------------------------------------
                                       Name:  Michael S. Hyland
                                       Title: President

                          THE SALOMON BROTHERS FUND INC

                              ARTICLES OF AMENDMENT

             THE SALOMON BROTHERS FUND INC, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Charter of the Corporation is hereby amended as follows:

                     (a) Article FOURTH of the Charter is amended in its
             entirety to read as follows:

                     THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION
             SHALL HAVE AUTHORITY TO ISSUE IS ONE HUNDRED TWENTY-FIVE MILLION (125,000,000), ALL OF WHICH ARE TO BE OF THE PAR VALUE OF ONE DOLLAR ($1.00) PER SHARE AND OF ONE CLASS.

                     NO HOLDER OF STOCK OF THE CORPORATION SHALL BE ENTITLED AS
             SUCH, AS A MATTER OF RIGHT, TO SUBSCRIBE FOR OR RECEIVE ANY PART OF ANY NEW OR ADDITIONAL ISSUE OF STOCK OF THE CORPORATION OF ANY CLASS, WHETHER NOW OR HEREAFTER AUTHORIZED AND WHETHER ISSUED FOR MONEY OR FOR A CONSIDERATION OTHER THAN MONEY OR BY WAY OF DIVIDEND, OR OF ANY ISSUE OF SECURITIES CONVERTIBLE INTO STOCK.

         SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 100,000,000 shares, of which no shares are Preferred Stock (par value $1.00 per share) and 100,000,000 shares are Common Stock (par value $1.00 per share).

                     (b) As amended the total number of shares of stock of all
             classes which the Corporation has authority to issue is 125,000,000 shares, of which no shares are Preferred Stock (par value $1.00 per share) and 125,000,000 shares are Common Stock (par value $1.00 per share).

                     (c) The aggregate par value of all shares having a par
             value is $100,000,000 before the amendment and $125,000,000 as amended.

                     (d) The shares of stock of the Corporation are not divided into classes.

             THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and the amendment is limited to a change expressly permitted by the Maryland General Corporation Law to be made without action by the stockholders.

             IN WITNESS WHEREOF, The Salomon Brothers Fund Inc has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 11, 2000.

WITNESS:                                          THE SALOMON BROTHERS FUND INC


/s/ Robert A. Vegliante                            By: /s/ Michael S. Hyland
-----------------------------------------         -----------------------------
Name: Robert A. Vegliante                              Name: Michael S. Hyland
Title: Assistant Secretary                             Title: President


             THE UNDERSIGNED, President of The Salomon Brothers Fund Inc, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/ Michael S. Hyland
                                                  ____________________________
                                                  Michael S. Hyland, President

                          THE SALOMON BROTHERS FUND INC

                              ARTICLES OF AMENDMENT

             THE SALOMON BROTHERS FUND INC, a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

             FIRST: The Charter of the Corporation is hereby amended as follows:

                     (a) Article EIGHTH of the Charter is amended by inserting
             the following sentence to the end of the sixth paragraph:

                     A MAJORITY OF THE ENTIRE BOARD OF DIRECTORS, WITHOUT ACTION
             BY THE STOCKHOLDERS, MAY AMEND THESE ARTICLES TO INCREASE OR DECREASE THE AGGREGATE NUMBER OF SHARES OF STOCK OR THE NUMBER OF SHARES OF STOCK OF ANY CLASS THAT THE CORPORATION HAS AUTHORITY TO ISSUE.

             SECOND: The amendment does not increase the authorized stock of the Corporation.

             THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

             IN WITNESS WHEREOF, The Salomon Brothers Fund Inc has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 11, 2000.

WITNESS:                                          THE SALOMON BROTHERS FUND INC


/s/ Robert A. Vegliante                            By: /s/ Michael S. Hyland
-----------------------------------------         -----------------------------
Name: Robert A. Vegliante                               Name: Michael S. Hyland
Title: Assistant Secretary                              Title: President


             THE UNDERSIGNED, President of The Salomon Brothers Fund Inc, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                  /s/ Michael S. Hyland
                                                  ____________________________
                                                  Michael S. Hyland, President

                                     - 2 -